Exhibit 99.1

LPL Financial Names Robert Moore to Expanded Role

- Expanded Position Aligns Business Unit Oversight, Aligns
Enterprise-Wide Growth Goals, Creates Greater Efficiencies -

San Diego, CA - March 1, 2013 - LPL Financial LLC - the nation's largest independent broker-dealer*, a leading RIA custodian, institutional service provider and a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ: LPLA) - today announced Advisor and Institution Solutions President Robert Moore will assume additional responsibilities of National Sales, aligning the support of advisors across a single enterprise.

Moore's expanded role aligns the oversight of our independent advisor, institutional, and retirement business lines with his existing responsibilities, which include a broad range of consultative teams and solutions that support the growth of our advisors and institution customers.

Moore joined LPL in 2008 from ABN AMRO North America and LaSalle Bank Corporation, where he served as Chief Executive Officer.

“I have known Robert my entire business career. He is a dynamic leader with a deep knowledge of our business and a successful track record as our CFO and as the head of our Advisor and Institution Solutions business unit,” said Mark Casady, chairman and CEO of LPL Financial. “I am pleased to have Robert's expertise and experience overseeing our businesses and integrating the development of growth strategies that will deepen our product solutions and services to our customers.”

LPL Financial announced the departure of Bill Dwyer, president of National Sales, who has decided to leave LPL Financial in order to pursue other personal and professional interests. Among those is becoming Chairman of the Invest in Others Charitable Foundation later this year. Invest in Others is a registered 501(c)(3) public charity, established through the leadership of LPL Financial in 2006, with the mission of encouraging and supporting the philanthropic and volunteer activities of financial advisors from across the industry in their local community.

“We are grateful to Bill Dwyer for his many contributions to both our company and the broader industry. In his two decades with LPL Financial, Bill has represented our firm, and the benefits of independent investment advice, by being an active leader in our industry and a fierce advocate for our customers. Bill's service and commitment to our customers over these many years have helped to build the success of our firm, and we wish him well in all his future endeavors,” said Casady.

In addition, Managing Director and Chief Risk Officer John McDermott has decided to retire after almost 40 years in the broker-dealer business, including four years with LPL Financial. The company is initiating a search for his replacement. McDermott will continue in his role until a new Chief Risk Officer has been named.

Forward-Looking Statements
This press release may contain forward-looking statements that involve risks and uncertainties, including statements regarding expected changes in senior management positions, improvements to the services offered to advisors and institutions, and other matters. The words "anticipates," "believes," "expects," "may," "plans," "predicts," "will" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied by LPL Financial Holdings Inc. (the "Company") will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: the Company's success in executing its Service Value Commitment, including developing and implementing its technology transformation plans and initiatives, the Company's success in attracting and retaining information technology personnel; effects of competition in the financial services industry; changes in the number of the Company's financial advisors and institutions, and their ability to market effectively financial products and services; the effect of current, pending and future legislation, regulation and regulatory actions; and the other factors set forth in Part I, "Item 1A. Risk Factors" in the Company's 2012 Annual Report on Form 10-K. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, and you should not rely on those statements as representing the Company's views as of any date subsequent to the date of this press release.
About LPL Financial
LPL Financial, a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ: LPLA), is the nation's largest independent broker-dealer (based on total revenues, Financial Planning magazine, June 1996-2012), a top RIA custodian, and a leading independent consultant to retirement plans. LPL Financial offers integrated technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to over 13,300 financial advisors and approximately 700 financial institutions. In addition, LPL Financial supports over 4,500 financial advisors licensed with insurance companies by providing customized clearing, advisory platforms and technology solutions. LPL Financial and its affiliates have approximately 2,900 employees with primary offices in Boston, Charlotte, and San Diego. For more information, please visit www.lpl.com.
Securities offered through LPL Financial. A Registered Investment Advisor. Member FINRA/SIPC
*Based on total revenues, Financial Planning magazine, June 1996-2012
# # #

LPLA-C

LPL Media Contact:
Betsy Weinberger
Betsy.Weinberger@lpl.com
(858) 909-6845